UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 13, 2015

American Housing Income Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive Building 5, Phoenix, Arizona 85085
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - OTHER EVENTS

Item 8.01 Other Events

On October 13, 2015, American Housing Income Trust, Inc. (the "Company") issued a press release titled "American Housing Income Appoints New Chief Executive Officer and President, and Completes Equity Private Offering." The purpose of the release was to announce Jeff Howard as the new Chief Executive Officer and President, and also inform that the Company closed its private stock offering of $3.00/share resulting in $1,152,000 in new equity capital. However, the Company has three subscriptions executed with funding pending that have not been included in the aforementioned calculation. The new share issuance forms have been executed and are ready for submission to the Company's transfer agent. Once funding clears, the Company's transfer agent will be issuing 26,334 shares of common stock pursuant to these three outstanding subscriptions. The subscriptions are not associated with any related parties or affiliates. Once these shares are issued, the Company will have a total of 7,528,579 shares of common stock issued and outstanding amongst 600 shareholders.

On October 14, 2015, the Company issued another press release titled "American Housing Income Trust to be Featured on Designing Spaces on Lifetime." The purpose of the release was to announce that the Company will be featured on a design television show to discuss the benefits of renting a home.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
10.1	Press Release dated October 13, 2015
10.2	Press Release dated October 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By: /s/ Jeff Howard
Name: Jeff Howard
Title: Chief Executive Officer and President

Dated: October 15, 2015